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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 21, 2000, accompanying the financial statements of ROI Interactive, LLC as of June 30, 1999 and for the year then ended included in this Form 8-K of PopMail.com, inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of PopMail.com, inc. on Forms S-3 (File No. 333-80241, File No. 333-85243, File No. 333-88199, File No. 333-96109 and File No. 333-93317) and on Forms S-8 (File
No. 333-62729 and File No. 333-62747).

                                               /s/ Grant Thornton LLP




Minneapolis, Minnesota
February 14, 2000